Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-267824 on Form S-3 and in Registration Statement No. 333-266717 on Form S-8 of our reports dated April 13, 2023, relating to the consolidated financial statements of National CineMedia, Inc. and subsidiary, appearing in this Annual Report on Form 10-K of National CineMedia, Inc. for the year ended December 29, 2022.

/s/ Deloitte & Touche LLP
Denver, Colorado
April 13, 2023